McGraw Hill, Inc. Reports Strong Fiscal First Quarter 2027 Results Exceeding Expectations

Enters Peak Selling Season with Momentum Amid Growing Revenue, Re-Occurring Revenue and Digital Revenue While Expanding Margins and Net Income

COLUMBUS, Ohio—(BUSINESS WIRE)— August 13, 2026—McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider of education solutions for preK-12, higher education and professional learning, today announced financial results for the fiscal first quarter 2027 ended June 30, 2026.

Key Fiscal First Quarter 2027 Financial Highlights

•Total revenue of $549.9 million, an increase of 2.6% year-over-year, driven by strong execution in Higher Education and K-12 segments.
•Re-occurring revenue of $425.6 million, an increase of 9.8% year-over-year, representing 77% of total revenue.
•Digital revenue of $353.5 million, an increase of 8.8% year-over-year, underscoring the strength of the Company’s technology-based solutions, which are deeply embedded in the learning experience.
•Remaining performance obligation (RPO) of $1,522.2 million as of June 30, 2026, demonstrating predictability and visibility into future revenue growth.
•GAAP gross profit of $439.2 million, representing a GAAP gross profit margin of 79.9%, an increase of 290 basis points versus prior year.
•GAAP net income of $57.9 million, compared to $0.5 million in the prior-year period.
•Adjusted EBITDA(1) of $207.0 million, representing an Adjusted EBITDA margin(1) of 37.7%, an increase of 192 basis points versus prior year.
•Continued commitment to gross debt reduction, progressing toward the Company’s 2.0-2.5x net leverage target. In July 2026, Moody’s Ratings upgraded the Company’s credit ratings.

“McGraw Hill's strong start to fiscal year 2027 reflects the strength of our strategy and the trust that millions of educators and institutions place in us to deliver successful learning outcomes,” said Philip Moyer, President, Chief Executive Officer of the Company and a member of the Company’s Board of Directors. “This quarter, we exceeded our expectations while building positive momentum as we prepare for the most important quarter of our fiscal year.”

Mr. Moyer added “AI was a contributor to the momentum we're seeing across revenue growth, margin expansion, price realization, and market share gains. AI represents a genuine tailwind for our business, and our agentic strategy continues to progress, representing an opportunity for meaningful TAM expansion ahead. By harnessing this technology, it will augment our current solutions and reinforce our ability to deliver precision education, the right content at the right moment, to our more than 100 million active curriculum licenses.”

“Fiscal first quarter 2027 represents a solid start to our fiscal year, with revenue, re-occurring revenue, and Adjusted EBITDA all coming in above our expectations,” said Bob Sallmann, McGraw Hill’s Executive Vice President, Chief Financial Officer. “Re-occurring revenue and Adjusted EBITDA margins continue to grow, reflecting the durability of our model and cost discipline. Our margins are best-in-class among education peers, underscoring the strength and differentiation of our business. As we enter our peak selling season, our leading indicators, including our new K-12 ELA program delivering win rates above target, early stages of a multi-year K-12 curriculum adoption cycle, and continued Higher Education market share gains, are strengthening considerably. We believe that we are well positioned to deliver accelerating revenue growth and continued margin expansion in fiscal year 2027 and beyond.”

Fiscal First Quarter 2027 Strategic Highlights

•Served more than 7.5 million active users across eight live AI learning tools, with three additional launches planned for this fiscal year.

•Generated 63 million AI Reader learning interactions across approximately 2.6 million students since inception through July 2026, accelerating from approximately 47 million interactions and approximately 2.2 million students in fiscal year 2026.
•Expanded the Company’s Evergreen delivery model in Higher Education, driving share gains and improving the customer experience and retention.
•Advanced the Company’s agentic AI strategy at scale, with pilot opportunities progressing, including industries outside of education.
•Broadened the Company’s literacy portfolio with ROAR®, the Rapid Online Assessment of Reading, the only research-backed dyslexia screener for K–12, subsequent to the fiscal first quarter. Exclusive integration will bring assessment developed at the Stanford Graduate School of Education, Reading and Dyslexia Research Program to more K–12 classrooms.

Fiscal First Quarter 2027 Financial Highlights

	Three Months Ended June 30,
($ in thousands)	2026	2025
Revenue	$549,903	$535,710
Cost of sales (excluding depreciation and amortization)	$110,704	$123,384
Operating and administrative expenses	$255,069	$241,549
Net income (loss)	$57,860	$502
Adjusted EBITDA (1)	$207,046	$191,416
Net income (loss) margin	10.5%	0.1%
Adjusted EBITDA Margin (1)	37.7%	35.7%
Adjusted net income (loss) (1)	$112,753	$292

Fiscal First Quarter 2027 Segment Highlights

Higher Education
•Revenue totaled $199.8 million, an increase of 9.6% year-over-year, supported by market share gains, price realization and increases in enrollment.
•Re-occurring revenue totaled $182.1 million, an increase of 14.1% year-over-year.
•Continued Higher Education market share gains, including ~5 points of market share gained over the past four fiscal years from traditional competitors, according to MPI.
•Growth driven by continued Inclusive Access momentum and deeper campus penetration; Evergreen delivery model anchors renewal base and frees sales capacity to focus primarily on taking market share.

K-12
•Revenue totaled $274.4 million, up 1.3% year-over-year driven by the durability of multi-year contracts and capture rates in ELA and Science.
•Re-occurring revenue totaled $196.6 million, an increase of 7.1% year-over-year.
•Robust early capture rates for Emerge, Summit and Soar; 44 states now have a Science of Reading policy or regulation in place, covering 86% of U.S. K-5 public school enrollment.
•In July, the Company’s California ELA programs were recommended for approval by state reviewers, ahead of the state's approved vendor list to be released later in calendar year 2026.
•In August, Florida approved the Company’s Math program ahead of the state’s upcoming adoption beginning in fiscal year 2028.

Global Professional and International
•Global Professional delivered 6.3% re-occurring revenue growth year-over-year, fueled by wins for the medical solutions portfolio, including AI-driven Clinical Reasoning, across Osteopathic Medicine, Physician Assistant, and Nurse Practitioner programs worldwide.
•International revenue was $45.2 million, with delayed Middle East K-12 shipments being fulfilled, and strong momentum in Latin America, offsetting Canadian enrollment headwinds, positioning the segment for growth in fiscal year 2027.

Fiscal Year 2027 Guidance

We are re-affirming our fiscal year 2027 guidance, which is included below. This fiscal year 2027 guidance is forward-looking and is based on the Company’s current expectations. Actual results may differ materially from what is indicated below.

	Fiscal Year 2027 Guidance
($ in millions)	Low	High
Revenue	$2,115	$2,175
Re-occurring Revenue	1,587	1,627
Adjusted EBITDA (1)	750	790

Earnings Conference Call and Webcast

Today, August 13, 2026, at 8:30 a.m. ET, McGraw Hill will host a conference call via webcast to review fiscal first quarter 2027 results and provide a business update. The webcast will be hosted by Philip Moyer, President and Chief Executive Officer, and Bob Sallmann, Executive Vice President and Chief Financial Officer, and will conclude with a question-and-answer session.

To access the live webcast or to view a replay, visit the Company's investor relations website at https://investors.mheducation.com/

The live question and answer portion of the call can be accessed by registering online at the Event Registration Page: https://events.q4inc.com/analyst/296224850?pwd=wJNVPA4x at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.

About McGraw Hill

McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

(1) Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included in this release the following non-GAAP financial measures—EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income (loss), Adjusted basic and diluted earnings (loss) per share, Adjusted operating and administrative expenses, Adjusted selling and marketing expenses, Adjusted general and administrative expenses, Adjusted research and development expenses and Net Leverage Ratio. All such financial measures are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that affect our performance. The Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We include these non-GAAP financial measures in this release because management uses them to assess our performance. We believe that they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. Although we believe these measures are useful for investors for the same reasons, readers of the financial statements herein should note that these measures are not a substitute for GAAP financial measures or disclosures. Each of these measures is not a recognized term under GAAP and does not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business, rather than evaluating GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, other debt service requirements and taxes.

Because of these limitations, we rely primarily on our GAAP results and use these non-GAAP measures only supplementally. See “Reconciliations of Non-GAAP Financial Measures” in the “Supplemental Information” section below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q filed on August 13, 2026, for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

(2) Learning interactions measures the volume of user-driven educational activities across McGraw Hill platforms, including answering questions, completing assignments, and engaging with learning content. This data captures activity across K-12 platforms (Open Learning, ConnectED, ALEKS), Higher Education (Smartbook, Connect), and Enterprise IDM. For the fiscal year ended March 31, 2026, coverage expanded to include A3K Literacy, Actively Learn, and additional Connect data.

Forward-Looking Non-GAAP Financial Measures

This press release contains forward-looking estimates of Adjusted EBITDA for fiscal year 2027. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (as set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2027 net income (loss) to a forward-looking estimate of fiscal year 2027 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2027 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contacts:	Media Contacts:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

Lizzie Kenter
Lizzie.kenter@mheducation.com

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except for share and per share data)

	Three Months Ended June 30,
	2026	2025
Revenue	$549,903	$535,710
Cost of sales (excluding depreciation and amortization)	110,704	123,384
Gross profit	439,199	412,326
Operating expenses
Operating and administrative expenses(1)	255,069	241,549
Depreciation	16,348	17,187
Amortization of intangibles	53,500	57,365
Total operating expenses	324,917	316,101
Operating income (loss)	114,282	96,225
Interest expense (income), net	45,770	58,774
Income (loss) from operations before taxes	68,512	37,451
Income tax provision (benefit)	10,652	36,949
Net income (loss)	$57,860	$502

Basic earnings (loss) per share	$0.30	$0.00
Diluted earnings (loss) per share	$0.30	$0.00
_________________
(1) See “Supplemental Information—Reconciliations of Non-GAAP Financial Measures; Non-GAAP operating and administrative expenses” for a breakdown of our GAAP operating and administrative expenses and a reconciliation to the corresponding Non-GAAP financial measure.

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except for share data)

	June 30, 2026	March 31, 2026
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$193,637	$253,519
Accounts receivable, net of allowance for credit losses of $12,638 and $14,517 as of June 30, 2026 and March 31, 2026, respectively	377,884	362,483
Inventories, net	183,213	195,022
Prepaid and other current assets	133,328	162,625
Total current assets	888,062	973,649
Product development costs, net	306,676	285,970
Property, plant and equipment, net	92,505	90,421
Goodwill	2,522,595	2,522,595
Other intangible assets, net	1,173,912	1,227,253
Deferred income taxes	8,546	8,572
Operating lease right-of-use assets	43,225	44,836
Other non-current assets	343,131	332,225
Total assets	$5,378,652	$5,485,521
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$118,740	$126,701
Accrued royalties	100,656	81,436
Accrued compensation	33,569	108,434
Deferred revenue	732,926	835,357
Current portion of long-term debt	13,170	13,170
Operating lease liabilities	7,592	8,365
Other current liabilities	138,553	93,086
Total current liabilities	1,145,206	1,266,549
Long-term debt	2,561,270	2,560,698
Deferred income taxes	15,443	15,214
Long-term deferred revenue	789,230	836,001
Operating lease liabilities	55,898	57,301
Other non-current liabilities	23,215	23,540
Total liabilities	4,590,262	4,759,303
Commitments and contingencies
Stockholders' equity (deficit)
Common Stock, par value $0.01 per share; 2,000,000,000 shares authorized, 191,276,168 and 191,146,027 shares issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	1,911	1,911
Additional paid-in capital	1,978,413	1,972,702
Accumulated deficit	(1,188,020)	(1,245,880)
Accumulated other comprehensive income (loss)	(3,914)	(2,515)
Total stockholders' equity (deficit)	788,390	726,218
Total liabilities and stockholders' equity (deficit)	$5,378,652	$5,485,521

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended June 30,
	2026	2025
Operating activities
Net income (loss)	$57,860	$502
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation (including amortization of technology costs)	16,348	17,187
Amortization of intangibles	53,500	57,365
Amortization of product development costs	13,628	13,302
Amortization of deferred royalties	38,039	34,669
Amortization of deferred commission costs	7,655	7,435
Stock-based compensation	3,884	—
Credit losses on accounts receivable	(1,251)	(2,286)
Inventory obsolescence	3,958	3,486
Deferred income taxes	255	864
Amortization of debt discount	3,166	3,352
Amortization of deferred financing costs	1,222	1,253
Changes in operating assets and liabilities:
Accounts receivable	(18,041)	(105,289)
Inventories	7,864	10,544
Prepaid and other current assets	(16,360)	(28,185)
Accounts payable and accrued expenses	(63,566)	(91,569)
Deferred revenue	(149,389)	(27,553)
Other current liabilities	42,342	12,233
Other changes in operating assets and liabilities, net	(513)	(3,962)
Cash provided by (used for) operating activities	601	(96,652)
Investing activities
Product development expenditures	(34,360)	(22,788)
Capital expenditures	(23,929)	(16,283)
Cash provided by (used for) investing activities	(58,289)	(39,071)
Financing activities
Payment of A&E Term Loan Facility	(3,293)	(3,292)
Payment of finance lease obligations	(1,684)	(1,718)
Deferred Initial Public Offering costs	—	(2,374)
Exercise of stock options	1,827	—
Cash provided by (used for) financing activities	(3,150)	(7,384)
Effect of exchange rate changes on cash	956	608
Net change in cash and cash equivalents	(59,882)	(142,499)
Cash and cash equivalents, at the beginning of the period	253,519	389,830
Cash and cash equivalents, at the end of the period	$193,637	$247,331
Supplemental disclosures
Cash paid for interest expense	$9,464	$22,408
Cash paid/(refunded) for income taxes, net	(3,511)	56,813

Supplemental Information

Reconciliations of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

“EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization.

“Adjusted EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Further, although not included in the calculation of Adjusted EBITDA below, we may at times add estimated cost savings and operating synergies related to operational changes ranging from acquisitions or dispositions to restructurings, and exclude one-time transition expenditures.

“Adjusted EBITDA Margin” is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial measure for the periods presented.

	Three Months Ended June 30,
($ in thousands)	2026	2025
Net income (loss)	$57,860	$502
Interest expense (income), net	45,770	58,774
Income tax provision (benefit)	10,652	36,949
Depreciation, amortization and product development amortization	83,476	87,854
EBITDA	$197,758	$184,079
Restructuring and cost savings implementation charges (a)	3,746	3,106
Advisory fees (b)	—	2,500
Transaction and integration costs (c)	—	100
Stock-based compensation (d)	3,884	—
Other (e)	1,658	1,631
Adjusted EBITDA (f)	$207,046	$191,416

Total Revenue	$549,903	$535,710
Net income (loss) margin	10.5%	0.1%
Adjusted EBITDA Margin	37.7%	35.7%
__________________
(a) Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our formal restructuring initiatives.
(b) For the three months ended June 30, 2025, represents the pro rata portion of the annual $10.0 million of advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering).
(c) This primarily represents transaction and integration costs associated with acquisitions.
(d) Represents stock-based compensation expense related to awards granted to our employees, directors and consultants under the Company's long-term incentive plans.

(e) For the three months ended June 30, 2026 and 2025, this amount represents (i) foreign currency exchange transaction impact of $(0.7) million and $(1.9) million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $2.6 million and $0.8 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of nil and $0.1 million, respectively, (iv) non-recurring transaction-related costs associated with our initial public offering that were expensed as incurred of nil and $1.9 million, respectively, and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $(0.3) million and $0.7 million, respectively, that are primarily related to individually insignificant miscellaneous items, including asset dispositions, third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.
(f) The purchase accounting, impairment charges and (gain) loss on extinguishment of debt adjustments included in the definition of Adjusted EBITDA are not presented in the table above, as there were no such charges recognized during the three months ended June 30, 2026 and 2025.

Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share

“Adjusted net income (loss)” is defined as net income (loss) from continuing operations adjusted to exclude amortization of intangible assets, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations and the related tax impact of those adjustments.

“Adjusted basic and diluted earnings (loss) per share” is calculated by dividing Adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

The following table presents a reconciliation of Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share to the most directly comparable GAAP financial measure for the periods presented.

	Three Months Ended June 30,
($ in thousands)	2026	2025
Net income (loss)	$57,860	$502
Amortization of intangible assets (1)	53,341	57,168
Restructuring and cost savings implementation charges (2)	3,746	3,106
Advisory fees (2)	—	2,500
Transaction and integration costs (2)	—	100
Stock-based compensation (2)	3,884	—
Other (2)	1,658	1,631
Tax impact of adjustments(3)	(7,736)	(64,715)
Adjusted net income (loss)	$112,753	$292

Basic earnings (loss) per share	$0.30	$0.00
Diluted earnings (loss) per share	$0.30	$0.00
Adjusted basic earnings (loss) per share	$0.59	$0.00
Adjusted diluted earnings (loss) per share	$0.59	$0.00
Basic weighted-average shares outstanding	191,247,605	166,611,519
Diluted weighted-average shares outstanding	191,308,015	166,611,519
_____________
(1) Represents amortization of definite-lived acquired intangible assets.
(2) Represents the same adjustments used in calculating EBITDA and Adjusted EBITDA.
(3) Represents the tax impact of the adjustments, which are pre-tax, based upon the estimated annual effective income tax rate.

Non-GAAP operating and administrative expenses

“Adjusted operating and administrative expenses” is defined as GAAP operating and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation, amortization of product development costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted selling and marketing expenses” is defined as GAAP selling and marketing expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted general and administrative expenses” is defined as GAAP general and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted research and development expenses” is defined as GAAP research and development expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

The following table presents a reconciliation of these non-GAAP operating and administrative expenses to the most directly comparable GAAP financial measure for the periods presented.

	Three Months Ended June 30,
($ in thousands)	2026	2025
Operating and administrative expenses	$255,069	$241,549
Restructuring and cost savings implementation charges	(3,746)	(3,106)
Advisory fees	—	(2,500)
Transaction and integration costs	—	(100)
Amortization of product development costs	(13,628)	(13,302)
Stock-based compensation	(3,884)	—
Other	(1,658)	(1,631)
Adjusted operating and administrative expenses (1)	$232,153	$220,910

Selling and marketing	$94,784	$87,397
Stock-based compensation	(225)	—
Other	(1,886)	(417)
Adjusted selling and marketing expenses (1)	$92,673	$86,980

General and administrative	$86,812	$75,392
Restructuring and cost savings implementation charges	(3,746)	(3,106)
Advisory fees	—	(2,500)
Transaction and integration costs	—	(100)
Stock-based compensation	(3,069)	—
Other	786	(906)
Adjusted general and administrative expenses (1)	$80,783	$68,780

Research and development	$59,845	$65,458
Stock-based compensation	(590)	—
Other	(558)	(308)
Adjusted research and development expenses (1)	$58,697	$65,150
_____________
(1) We calculate each of these measures by using the same adjustments used in calculating EBITDA and Adjusted EBITDA to the extent such items are included in the corresponding GAAP operating and administrative expense category.

Net Leverage Ratio

“Net Leverage Ratio” is calculated by dividing net debt as of the most recent balance sheet date by the Last Twelve Months (“LTM”) Adjusted EBITDA. Net debt is defined as Gross Debt, net of cash and cash equivalents. Gross Debt is defined as the total amount of principal borrowings outstanding.

LTM is defined as the twelve-month period ended on the last day of the most recently completed fiscal quarter and is calculated by adding the results for the three months ended June 30, 2026, to the results of the fiscal year ended March 31, 2026, and subtracting the three months ended June 30, 2025.

As of June 30,
($ in thousands)	2026
A&E Term Loan Facility due 2031	$551,547
2022 Secured Notes due 2028	828,466
2024 Secured Notes due 2031	650,000
First Lien Indebtedness	$2,030,013
2022 Unsecured Notes due 2029	599,034
Gross Debt	$2,629,047
Cash and cash equivalents	(193,637)
Net Debt	$2,435,410

LTM Adjusted EBITDA (1)	$759,894

Net Leverage Ratio (2)	3.2x
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(1) LTM Adjusted EBITDA is calculated by adding Adjusted EBITDA for the three months ended June 30, 2026 of $207,046, to Adjusted EBITDA for the fiscal year ended March 31, 2026 of $744,264, and subtracting Adjusted EBITDA for the three months ended June 30, 2025 of $191,416.
(2) In addition to the Net Leverage Ratio, the Company is subject to a Consolidated First Lien Net Leverage Ratio springing covenant, pursuant to its credit agreement. The Consolidated First Lien Net Leverage Ratio is calculated by dividing Consolidated First Lien Secured Debt by LTM Consolidated Adjusted EBITDA, as such terms are defined in our credit agreements. As of June 30, 2026, the Consolidated First Lien Net Leverage Ratio was 2.9x. The Consolidated First Lien Secured Debt was $1,852,252 as of June 30, 2026, and is defined as First Lien Indebtedness of $2,030,013 plus capital lease obligations of $15,876, net of cash and cash equivalents of $193,637. LTM Consolidated Adjusted EBITDA is calculated by adding Consolidated Adjusted EBITDA for the three months ended June 30, 2026 of $77,354, to Consolidated Adjusted EBITDA for the fiscal year ended March 31, 2026 of $751,803, and subtracting Consolidated Adjusted EBITDA for the three months ended June 30, 2025 of $179,622. Consolidated Adjusted EBITDA differs from Adjusted EBITDA presented elsewhere herein and is defined in our credit agreements.

Key Operating Metrics

Re-occurring Revenue and Transactional Revenue

	Three Months Ended June 30,
	2026			2025
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$196,595	$77,809	$274,404	$183,641	$87,290	$270,931
Higher Education	182,102	17,734	199,836	159,552	22,827	182,379
Global Professional	25,140	9,675	34,815	23,657	11,502	35,159
International	21,727	23,503	45,230	20,764	30,700	51,464
Other	—	(4,382)	(4,382)	—	(4,223)	(4,223)
Total Revenue	$425,564	$124,339	$549,903	$387,614	$148,096	$535,710

Remaining Performance Obligation (RPO)

	June 30, 2026			March 31, 2026
($ in thousands)	Current	Non-current	Total	Current	Non-current	Total
RPO by Segment:
K-12	$477,491	$733,155	$1,210,646	$477,183	$772,190	$1,249,373
Higher Education	169,906	47,029	216,935	268,649	53,350	321,999
Global Professional	62,058	6,619	68,677	58,186	7,791	65,977
International	20,465	2,427	22,892	30,394	2,670	33,064
Other	3,006	—	3,006	945	—	945
Total RPO	$732,926	$789,230	$1,522,156	$835,357	$836,001	$1,671,358

Net Dollar Retention

Net dollar retention “NDR” is calculated by dividing (a) the digital subscription amounts invoiced to existing customers during the year, inclusive of changes in enrollment, price changes and attrition by (b) the digital subscription amounts invoiced to such customers for the comparable prior year.

Digital and Print Revenue

Disaggregation of Revenue - Print and Digital

	Three Months Ended June 30,
	2026			2025
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$113,919	$160,485	$274,404	$108,597	$162,334	$270,931
Higher Education	190,146	9,690	199,836	168,826	13,553	182,379
Global Professional	26,713	8,102	34,815	25,272	9,887	35,159
International	22,755	22,475	45,230	22,353	29,111	51,464
Other (2)	—	(4,382)	(4,382)	—	(4,223)	(4,223)
Total Revenue	$353,533	$196,370	$549,903	$325,048	$210,662	$535,710
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(1)	Print revenue contains print and multi-year print products.
(2)	Includes in-transit product sales and intersegment revenue adjustments that are not included within segment revenues reviewed by the Company's Chief Operating Decision Maker.